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[SUTHERLAND ASBILL & BRENNAN LLP]



                                       April 28, 2003



EquiTrust Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

     Re:  EquiTrust Life Variable Account II
          (File No. 333-31446)

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as part of Post-Effective Amendment Number 7 to the registration statement on Form N-6 for EquiTrust Life Variable Account II (File No. 333-31446). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Sincerely,

                                       SUTHERLAND ASBILL & BRENNAN LLP




                                       By: /s/ STEPHEN E. ROTH
                                           ------------------------------------
                                               Stephen E. Roth, Esq.